Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Fidelity National Information Services, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the headings “Experts” and “Summary Historical Financial Data” in the prospectus included therein.

/s/ KPMG LLP

July 6, 2012

Jacksonville, Florida

Certified Public Accountants